FOR IMMEDIATE RELEASE
CONTACTS:
Investors — Scott Pond (801) 345-2657, spond@nuskin.com
Media — Kara Schneck (801) 345-2116, kschneck@nuskin.com

NU SKIN ENTERPRISES UPDATES SECOND-QUARTER RESULTS
AND RAISES 2013 GUIDANCE
Company announces date for full second-quarter earnings

PROVO, Utah — July 9, 2013 — Nu Skin Enterprises, Inc. (NYSE: NUS) today announced a significant increase to estimated revenue and earnings per share for the second quarter of 2013. Revenue is now estimated to be about $680 million, with estimated earnings per share of approximately $1.20. Foreign currency fluctuations negatively impacted second-quarter revenue by approximately 3 percent.  Prior revenue guidance was $570 to $580 million, with earnings per share guidance of $0.91 to $0.95.

Additionally, the company announced that it is increasing its full-year 2013 revenue guidance by $320 million to $2.83 to $2.86 billion, including a negative 5 percent impact from foreign currency fluctuations. The company now expects 2013 earnings to be $4.85 to $5.00 per share.

"Our second-quarter results reflect the strong momentum of our business," stated Truman Hunt, president and chief executive officer. "After a record 2012 that included impressive ageLOC product launches in the second quarter, we continue to generate healthy gains throughout our global business, particularly in the Greater China, North Asia and Americas regions.

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Nu Skin Enterprises, Inc.
July 9, 2013

"We look forward to sharing full second-quarter results with our shareholders on Aug. 1 during our quarterly conference call. In addition, we will provide updates on our expectations for the remainder of the year, which include the limited-time introduction of our new ageLOC TR90 weight management system in September and October. We continue to expect this product introduction to be the largest in our history and anticipate a net impact of approximately $380 to $400 million from TR90 sales in the second half of the year," concluded Hunt.
Nu Skin will release its full second-quarter 2013 results prior to the market opening on Thursday, Aug. 1. The Nu Skin management team will host a conference call with the investment community later that same day beginning at 11 a.m. (EDT). The webcast of the conference call, including the financial information to be presented, will be available on the investor section of the company's web site at www.nuskin.com. A replay of the webcast will be available at the same location through Aug. 15, 2013.
About Nu Skin Enterprises, Inc.
Nu Skin Enterprises, Inc. demonstrates its tradition of innovation through its comprehensive anti-aging product portfolio, independent business opportunity and corporate social responsibility initiatives. The company's scientific leadership in both skin care and nutrition has established Nu Skin as a premier anti-aging company. The company's anti-aging products feature the new ageLOC® suite of products including the ageLOC® R2 nutritional supplement, ageLOC® Galvanic Spa System and ageLOC® Galvanic Body Spa™, as well as the ageLOC® Transformation daily skin care system. A global direct selling company, Nu Skin operates in 53 markets worldwide and is traded on the New York Stock Exchange under the symbol "NUS." More information is available at http://www.nuskin.com.

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Nu Skin Enterprises, Inc.
July 9, 2013

Please Note: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that represent the company's current expectations and beliefs. All statements other than statements of historical fact are "forward-looking statements" for purposes of federal and state securities laws and include, but are not limited to, statements of management's expectations regarding the company's performance, initiatives, strategies and new product introductions; statements of estimates or projections regarding revenue, earnings per share, foreign currency impact and other financial items; statements of belief; and statements of assumptions underlying any of the foregoing. In some cases, you can identify these statements by forward-looking words such as "believe," "expect," "project," "anticipate," "estimate," "intend," "plan," "targets," "likely," "will," "would," "could," "may," "might," the negative of these words and other similar words.
The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the following:
•
estimates and guidance concerning anticipated revenue, earnings per share and the impact of foreign currency are preliminary estimates, and actual results may differ from the estimates and guidance provided based on a number of factors, including higher than anticipated expenses, changes in reserves and other financial statement or audit adjustments;

•	any failure of current or planned initiatives or products to generate interest among distributors and customers and generate sponsoring and selling activities on a sustained basis;
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risks related to accurately predicting, delivering or maintaining sufficient quantities of products to support our planned initiatives or launch strategies, including possible ingredient supply limitations;

•	challenging economic conditions globally;
•	risk of foreign currency fluctuations and the currency translation impact on the company's business associated with these fluctuations;
•	risks associated with general inquiries and complaints to consumer protection agencies in Japan regarding the activities of some distributors;
•
regulatory risks associated with the company's products, which could require the company to modify its claims or inhibit the company's ability to import or continue selling a product in a market if it is determined to be a medical device or if it is unable to register the product in a timely manner under applicable regulatory requirements;

•
continued regulatory scrutiny and investigations in Mainland China, which have from time to time in the past, and could in the future, negatively impact the company's business, including the interruption of sales activities in stores, loss of licenses, and the imposition of fines;

•	adverse publicity related to the company's business, products, industry or any legal actions or complaints by distributors or others;
•
any prospective or retrospective increases in duties on the company's products imported into the company's markets outside of the United States and any adverse results of tax audits or unfavorable changes to tax laws in the company's various markets; and

•	continued competitive pressures in the company's markets.

The company's financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission.  The forward-looking statements set forth the company's beliefs as of the date that such information was first provided and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change except as required by law.

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